EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

OFFER TO EXCHANGE

$200,000,000 of 7.15% Senior Notes due 2020

that have been registered under the Securities Act of 1933

for any and all of our outstanding

$200,000,000 of 7.15% Senior Notes due 2020

that have not been registered under the Securities Act of 1933

Pursuant to the Prospectus dated                     , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,

ON                     , 2010, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE

EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE

WITHDRAWN AT ANY TIME AT OR BEFORE THE EXPIRATION TIME.

The Exchange Agent is:

HSBC Bank USA, National Association

By Facsimile:	By Registered or Certified Mail; Overnight Courier or Hand Delivery:

HSBC Bank USA, National Association Facsimile: (718) 488-4488 (For Eligible Institutions Only) Attention: Corporate Trust Operations Confirm by telephone: (800) 662-9844	HSBC Bank USA, National Association 2 Hanson Place 14th Floor Brooklyn, New York 10217 Attention: Corporate Trust Operations

As set forth in the prospectus dated                     , 2010 (the “Prospectus”), of Meritage Homes Corporation, a Maryland corporation (the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this Notice of Guaranteed Delivery must be used to accept the Company’s offer to exchange (the “Exchange Offer”) up to $200,000,000 in aggregate principal amount of its 7.15% Senior Notes due 2020 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of its outstanding unregistered 7.15% Senior Notes due 2020 (the “Outstanding Notes”), if at or before the Expiration Time the procedures for book-entry transfer cannot be completed. This form must be delivered by an Eligible Institution (as defined below) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at its address set forth above at or before the Expiration Time. Capitalized terms used but not defined herein have the meanings given to them in the Letter of Transmittal.

Transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above or delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the principal amount of Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make as of the date hereof, the representations and warranties of a tendering holder of Outstanding Notes set forth in the Letter of Transmittal. The undersigned hereby authorizes the exchange agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the Outstanding Notes tendered pursuant to the Exchange Offer.

The undersigned understands that tenders of the Outstanding Notes will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof. The undersigned also understands that tenders of the Outstanding Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Time. For a withdrawal of a tender of Outstanding Notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “The Exchange Offer — Withdrawal of Tenders.”

The undersigned understands that the exchange of any Exchange Notes for Outstanding Notes will be made only after timely receipt by the exchange agent of (1) a book-entry confirmation of the transfer of such Outstanding Notes into the exchange agent’s account at DTC, and (2) a properly transmitted Agent’s Message, within three New York Stock Exchange trading days after the execution hereof.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

SIGNATURES BEGIN ON NEXT PAGE

PLEASE SIGN AND COMPLETE

Signature(s) of registered holder(s) or Authorized Signatory*:

Name(s) of registered holder(s) (Please type or print):

Title (Capacity)**:

Address (Include Zip Code):

Area Code and Telephone No.:

Date:                     , 2010

Principal Amount of Outstanding 7.15% Senior Notes due 2020 Tendered:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

*	Must be signed exactly as such participant’s name appears on a security position listing as the owner of the Outstanding Notes, or by each person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation, or other person acting in a fiduciary or representative capacity.

GUARANTEE ON NEXT PAGE MUST BE COMPLETED

GUARANTEE

(MUST BE COMPLETED; NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a recognized member in good standing of a Medallion Signature Guarantee Program recognized by the Exchange Agent, such as a firm which is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or certain other eligible institutions as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees that the confirmation of book-entry transfer of the Outstanding Notes referenced above into the Exchange Agent’s account at the Depository Trust Company facility, together with an Agent’s Message (as defined in the Letter of Transmittal) and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver an Agent’s Message and confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the Depository Trust Company, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.

PLEASE PRINT NAME AND ADDRESS

Name of Firm:

Authorized Signature:

Name (Please type or print):

Title:

Address (Include Zip Code):

Area Code and Telephone Number:

Date:                     , 2010

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